                                                                                                            Exhibit 10.2

FARMOUT and OPTION AGREEMENT

Empress Area, Alberta

Made as of the 21st day of January, 2005

BETWEEN:

HANNA OIL AND GAS COMPANY-CANADA, INC., a body corporate with an office in the City of Calgary, Alberta (“Hanna”)

-and-

FIREFLY RESOURCES LTD. a body corporate with an office in the City of Calgary, Alberta (“Firefly”)

-and-

MORAINE RESOURCES LTD. a body corporate with an office in the City of Calgary, Alberta (“Moraine”)

(Hanna, Firefly and Moraine are hereinafter collectively referred to as “Farmor”)

-and-

VEGA RESOURCES LTD., a body corporate with an office in the City of Calgary, Alberta (“Vega”)

WHEREAS Farmor is prepared to grant Vega the right to earn an interest in the Farmout Lands and the Option Lands in which Farmor holds an undivided one hundred percent (100%) working interest, on the terms and conditions herein provided.

In consideration of the mutual covenants contained in this Agreement the Parties agree as follows:

1. DEFINITIONS

In this Head Agreement the definitions in the Farmout & Royalty Procedure shall apply, unless the context otherwise requires, and, the words below shall have the meanings indicated:

“Agreement” means the Head Agreement and the Schedules attached to it.

“Contract Depth” means a depth sufficient to penetrate fifteen metres (15 m) into the Paleozoic formation or nine hundred and fifty meters (950 m) subsurface, whichever first occurs;

“Earning Well” means the Test Well and the Option Well(s), as the case may be;

“Effective Date” means January 21, 2005;

“Farmee”means Vega;

“Farmor” means Hanna as to a 56% interest, Firefly as to a 24% interest and Moraine as to 20%;

“Farmout & Royalty Procedure” means the 1997 CAPL Farmout & Royalty Procedure which is hereby modified by the 1997 CAPL Farmout & Royalty Procedure election and amendment sheet attached hereto as Schedule “B”;

“Farmout Lands” means the areal, stratigraphic and substance rights described as “Farmout Lands” in Schedule “A” of the Agreement or so much of those rights as remain subject to the Agreement and the Title Documents, excluding any Reserved Formations;

“Head Agreement” means the Agreement, other than the Schedules;

“Lessor Royalty” means a lessor royalty under a Title Document;

“Operating Procedure” means the standard form 1990 CAPL Operating Procedure and 1996 PASC Accounting Procedure with elections attached hereto as Schedule “C”;

“Option Lands” means the areal, stratigraphic and substance rights described as “Option Lands” in Schedule “A” of the Agreement or so much of those rights as remain subject to the Agreement and the Title Documents, excluding any Reserved Formations;

“Option Well” means the well or wells, in addition to the Test Well, that the Farmee has the option to drill, pursuant to clause 6 entitled ROLLING OPTION WELL(s) of the Head Agreement, to earn a Working Interest in the Farmout Lands and/or the Option Lands, as the case may be;

“Pre-Farmout Working Interests” means the undivided Working Interests of the Parties the Farmout Lands and Option Lands, prior to any earning hereunder, as described in Schedule “A”;

“Test Well” means the first well drilled under the Head Agreement as provided for in clause 4 entitled TEST WELL of the Head Agreement;

“Title Documents” means the documents of title described as “Title Documents” in Schedule “A” to the Agreement, insofar as they relate to the Farmout Lands, the Option Lands and all renewals, extensions, continuations or documents of title issued in substitution or by selection.

“Trust Agreement”means the form of trust agreement attached hereto as Schedule “E”.

“Well Requirement Sheet” means the document specifying the type of information required to be supplied by the Farmee to the Farmor pursuant to the Farmout & Royalty Procedure and attached hereto as Schedule “D”.

                                                                                                 Exhibit 10.2

2.	INCORPORATION OF PROVISIONS FROM THE FARMOUT & ROYALTY PROCEDURE

Except as otherwise set out herein and unless the context otherwise requires, clause 1.02 of the Farmout & Royalty Procedure which incorporates certain provisions of the Operating Procedure is hereby incorporated into the Head Agreement, except that any reference to “Operating Procedure” or “Farmout & Royalty Procedure” shall mean the Head Agreement. The following clauses are not incorporated as a conflicts clause and superseding clause are provided for in the clauses entitled “Supersedes Previous Agreements” and “Conflicts” of the Head Agreement”:

107 (Conflicts)
2801 (Supersedes Previous Agreements).

3.     SCHEDULES

The schedules described below are attached to and form part of this Agreement.

Schedule “A” describes the Farmout Lands, Option Lands, Title Documents, Encumbrances and Pre-Farmout Working Interests;

Schedule “B” is the 1997 CAPL Farmout & Royalty Procedure and the 1997 CAPL Farmout & Royalty Procedure election and amendment sheet;

Schedule “C” is the Operating Procedure;

Schedule “D” is the Well Requirement Sheet;

Schedule "E" is the Trust Agreement.

4.    TEST WELL

Farmee shall, on or before March 15, 2005, subject to surface access, regulatory approvals and rig availability, commence drilling a well (hereinafter referred to as the “Test Well”) at a location of its choice on the Farmout Lands and shall continuously and diligently drill the Test Well to Contract Depth and complete, cap or abandon same at its sole cost, risk and expense. Farmee shall conduct all operations hereunder in accordance with good oilfield practices and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations.

5.    INTEREST EARNED

Subject to Article 3.00 of the Farmout & Royalty Procedure and Clause 4 herein and provided Farmee is not in default under this Agreement, Farmee will earn 100% of the Farmor’s Pre-Farmout Working Interests in four (4) sections of the Farmout Lands from surface to base of the deepest formation fully penetrated and evaluated, subject to the Overriding Royalty reserved by Farmor under the Farmout & Royalty Procedure. The said four (4) sections shall be selected with fourteen (14) days of rig release of the Test Well, which selection must conform to the Department of Energy Regulations governing lease selection from a PNG License.

6.	ROLLING OPTION WELL(s)

If the Farmee has drilled the Test Well, has earned as provided for in clause 5 herein, and is not otherwise in default under this Agreement, the Farmee will have the right and option, for thirty (30) days from rig release of the last Earning Well drilled on the Farmout Lands or Option Lands, as the case may be, in which to elect in writing to Farmor to:

(a)
drill a well (hereinafter referred to as the “Option Well”) at a location of its choice on four pre-selected unearned sections of the Farmout Lands, which Option Well must be spudded by Farmee no later than forty five (45) days after its election, subject to surface access, rig availability and regulatory approvals. Farmee shall continuously and diligently drill the Option Well to Contract Depth and complete, cap or abandon same at its sole cost, risk and expense. Farmee shall conduct all operations hereunder in accordance with good oilfield practices and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations; or

(b)
drill an Option Well at a location of its choice on the Option Lands, which Option Well must be spudded by Farmee no later than sixty (60) days after its election, subject to surface access, rig availability and regulatory approvals. Farmee shall continuously and diligently drill the Option Well to Contract Depth and complete, cap or abandon same at its sole cost, risk and expense. Farmee shall conduct all operations hereunder in accordance with good oilfield practices and in strict compliance with the terms of the Title Documents, this Agreement and the Regulations.

Failure by Farmee to elect to drill an Option Well in accordance with the provisions of subclause (a) or (b) above shall be deemed to be an election to surrender its rights to drill an Option Well and to earn an interest in the unearned Farmout Lands and Option Lands.

Exhibit 10.2

7.    OPTION WELL EARNING

(a)
In the event Farmee elects to drill an Option Well pursuant to clause 6 (a) herein, Farmee will, subject to Article 3.00 of the Farmout & Royalty Procedure and clause 6 (a) herein and provided Farmee is not in default under this Agreement, will earn 100% of the Farmor’s Pre-Farmout Working Interests in four (4) sections of the unearned Farmout Lands from surface to base of the deepest formation fully penetrated and evaluated, subject to the Overriding Royalty reserved by Farmor under the Farmout & Royalty Procedure. The said four (4) sections shall be selected with fourteen (14) days of rig release of the Option Well, which selection must conform to the Department of Energy Regulations governing lease selection from a PNG License.

(b)
In the event Farmee elects to drill an Option Well pursuant to clause 6 (b) herein, Farmee will, subject to Article 3.00 of the Farmout & Royalty Procedure and clause 6 (b) herein and provided Farmee is not in default under this Agreement, earn one hundred (100%) percent of the Farmor’s Pre-Farmout Working Interest from surface to the base of the deepest formation penetrated and evaluated, in that section of the Option Lands in which the Option Well was drilled, subject to the Overriding Royalty and rights of conversion reserved by Farmor as set out in the Farmout & Royalty Procedure.

For clarification, the Option Lands earned pursuant to sub-clauses 7(b) above shall be held as follows:

	Before Payout	After Payout
Farmee	100%	60.0%
Hanna	GOR	22.4%
Firefly	GOR	9.6%
Moraine	GOR	8.0%

8.    AREA OF MUTUAL INTERST

The Parties hereto agree that Section 8-24-2W4 shall be an Area of Mutual Interest (“AMI”). The AMI shall have a term of the later of one (1) year from rig release of the last Earning Well drilled hereunder or the termination of earning by Farmee as provided for in this agreement. The Parties interest in the AMI shall be Farmee 60%, Hanna 22.4%, Firefly 9.6% and Moraine 8.0%.

9.    TRUST AGREEMENT

Farmor shall assign to Farmee the entire interest earned in the Farmout Lands, but if such assignment is not possible or practical, it shall hold such interests in trust for Farmee in accordance with the Trust Agreement.

                                                                                                         Exhibit 10.2

8.	ASSIGNMENT

(a)
Until Farmee has earned the entire interest it is entitled to earn hereunder or its right to earn any further interest hereunder has terminated or expired, Farmee may not assign this Agreement, either in whole or in part.

(b)
Once Farmee has earned the entire interest it is entitled to earn hereunder or its right to earn any further interest hereunder has terminated or expired, 2401(A) of the standard form 1990 CAPL Operating Procedure shall apply to all dispositions of Working Interests hereunder and any reference to “party” therein shall mean “Party”.

9.    LIMITATIONS

The two (2) year period for seeking a remedial order under section 3(1)(a) of the Limitations Act, S.A. 2000 c. L-12, as amended, for any claim (as defined in that Act) arising in connection with this agreement is extended to: (a) for claims disclosed by an audit, two (2) years after the time this agreement permitted that audit to be performed, and (b) for all other claims, four (4) years.

10.    ADDRESS FOR NOTICE

The address for service of notices hereunder for each Party is:

Hanna Oil and Gas Company- Canada, Inc. 1400, 715 - 5th Avenue SW Calgary, AB T2P 2X6 Attn: Land Department Fax: (403) 265-1870	Firefly Resources Ltd. 1400, 715 - 5th Avenue SW Calgary, AB T2P 2X6 Attn: Ken Havard, President Fax: (403) 269-2557

Moraine Resources Ltd. 1411, 715 - 5th Avenue SW Calgary, AB T2P 2X6 Attn: William Turnbull, President Fax: (403) 265-1870	Vega Resources Ltd. 5008 Varsity Drive NW Calgary, AB T3A 1A5 Attn: Richard Johnson Fax: (403) 286-2139

11.    SUPERSEDES PREVIOUS AGREEMENTS

This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties with respect to the Farmout Lands and the Option Lands and contains the entire agreement between the Parties with respect thereto.

12.    CONFLICTS

(a)    If any provision in the Head Agreement conflicts with any provision in an exhibit or schedule attached hereto (other than any Title Document), the provision of the Head Agreement shall prevail.

(b)    If there is a conflict between any provision of the Agreement and the Regulations or Title Documents, the Regulations or Title Documents, as the case may be, shall govern, except that: (i) as between the Parties in their capacities or as Working Interest owners, the Working Interests shall prevail if there is a difference between the Working Interests and the registered interests in the Title Documents; and (ii) the allocation of responsibility for losses as provided herein shall govern the relationship of the Parties.

(c)    If there is a conflict as provided in any subclause above, the Agreement (excluding Title Documents) shall be modified accordingly to the extent necessary to resolve such conflict, and, as so modified, shall continue in full force and effect.

13.    JURISDICTION

This Agreement shall be subject to and interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each Party accepts the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above.

HANNA OIL AND GAS COMPANY-CANADA, INC. Per: ___________________________ Chuck Gusa, Manager	FIREFLY RESOURCES LTD. Per: _________________________ Kenneth Havard, President

MORAINE RESOURCES LTD. Per: ___________________________ William (Bill) Turnbull, President	VEGA RESOURCES LTD. Per: __________________________ Name & Title

This is the execution page of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

                                                                                                         Exhibit 10.2

SCHEDULE “A”
Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

Farmout Lands	Title Documents	Encumbrances	Pre-Farmout Working Interests

Twp 24 Rge 2W4M: Section’s 9, 10, 11, 12, 13, 14, 15, 16, 22 & 23 All PNG Rights	Alberta Crown PNG License #5303080787	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Twp 24 Rge 2W4M: Section 17 All PNG Rights below base Viking formation Twp 24 Rge 2W4M: Section 21 All PNG Rights to base Viking formation
Twp 24 Rge 2W4M: Section 21 All PNG Rights below base Viking formation to basement	Alberta Crown PNG Lease #0400080023	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Option Lands	Title Documents	Encumbrances	Pre-Farmout Working Interests
Twp 24 Rge 2W4M: Section 5 All PNG rights below base Medicine Hat formation to basement	Alberta Crown PNG Lease #0403010070	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Twp 24 Rge 2W4M: Section 6 All PNG rights below base Medicine Hat formation to basement	Alberta Crown PNG Lease #0401110453	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%

Twp 24 Rge 2W4M: Section 7 All PNG rights	Alberta Crown PNG Lease #0402010037	Alberta Crown Royalty	Hanna 56% Firefly 24% Moraine 20%
SCHEDULE “B”
Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

1997 CAPL FARMOUT AND ROYALTY PROCEDURE

ELECTIONS AND AMENDMENTS

______________________________________________________________________

    1.    EFFECTIVE DATE [Subclause 1.01(f)]: January 21, 2005

2.	PAYOUT [Subclause 1.01(t)] Alternate A - With respect to the Option Lands only

    3.    INCORPORATION OF CLAUSES FROM 1990 CAPL OPERATING PROCEDURE [Clause 1.02]

Clause 311 (Insurance) - Alternate A.

Add Subclause 311h

“In addition to the policies of insurance required under Clause 311A of the Operating Procedure, Farmee shall obtain and maintain control of well insurance to the extent of a minimum of three million dollars ($3,000,000) with respect to each well drilled hereunder and each such policy shall also include the waivers of subrogation required by Clause 311A of the Operating Procedure. All costs of insurance maintained by Farmee pursuant to this Clause shall be borne solely by Farmee and, upon request of Farmor, Farmee shall promptly provide Farmor with evidence that such insurance is maintained by Farmee, including a copy of any particular policy of insurance if so requested by Farmor.”

4.    OPTION WELLS [Article 4.00]

This optional Article 4.00 will X / will not __ apply herein.

5.    OVERRIDING ROYALTY [Article 5.00]

This optional Article 5.00 will X / will not __ apply herein.

6.    QUANTIFICATION OF OVERRIDING ROYALTY [Clause 5.01]

for crude oil, Alternate 1 will apply

Alternate 1: 15% of gross monthly production; or
Alternate 2: ___ (divisor); not less than __% and not more than __%

for all other Petroleum Substances, Alternate 1 will apply

Alternate 1: 15% of gross monthly production; or
Alternate 2: if not taken in kind: ____% of gross monthly production; or if taken in kind ____% of gross monthly production

  7.    ROYALTY PAYOR’S ALLOWED DEDUCTIONS OF OVERRIDING ROYALTY NOT TAKEN IN KIND [Subclause 5.04B]

DEDUCTIONS (5.04 B) Alternates:
1 only   __
2 only   __
1 and 2      X
neither 1 nor 2  __

Alternate 2 - 20%
Marketing Fees are not an allowed deduction.

                                                                                                                Exhibit 10.2

 8.    ROYALTY OWNER’S RIGHTS UPON SURRENDER [Subclause 5.08]

Add new paragraph:

“Surrender in this Clause shall include the Royalty Payor’s intention not to make application to continue a Title Document beyond its primary term. The Royalty Owner shall have the right for fifteen (15) days from the date of such surrender notice to request an assignment from the Royalty Payor of the interest that it desires to surrender. From and after the date of such surrender or assignment the Royalty Payor shall be discharged of, from and against any and all obligations with respect to the interests so surrendered or assigned to the extent that such obligations are attributable to the period commencing with the date of the surrender or assignment, and the lands and the leases as hereinbefore defined, shall thereafter be deemed to exclude the interests so surrendered or assigned. The provisions of this Clause shall be subject to the Title Documents covering the lands and in the event of conflict, the provisions of the Title Documents shall prevail.”

9.    CONVERSION OF OVERRIDING ROYALTY [Article 6.00]

This optional Article 6.00 will X / will not __ apply herein with respect to the Option Lands only.

10.    OPERATIONS AT CONVERSION [Clause 6.04]

If Article 6.00 applies, conversion will be to 40% of the Working Interest by Farmor. This Article applies only to the Option Lands.

11.    AREA OF MUTUAL INTEREST [Article 8.00]

This optional Article 8.00 will X/ will not ___ apply herein.

12.    LIABILITY AND INDEMNITY [Article 10.00]

Add:
“10.03 Survives Termination
This Article shall survive the termination of the Agreement until Farmee has fully and properly abandoned all well sites, surface and subsurface facilities on the Farmout Lands or used in connection with production from the Farmout Lands in accordance with the regulations and has fully restored the surface for such well sites, surface and subsurface facilities in accordance with the regulations.”

13.    LAND MAINTENANCE COSTS [Clause 11.02]

This optional Clause 11.02 will X / will not __ apply herein.
The Farmee will pay the Farmor $__________ with 30 days of Effective Date.

Add:

“Farmee shall be responsible for all rentals on a per diem basis payable on the Title Documents from the Effective Date until Farmee has earned an interest in the Farmout Lands and or the Option Lands or until Farmee’s right to earn any further interest is terminated or surrendered. Thereafter Farmee and Farmor shall pay all rentals and taxes on those Farmout Lands and Option Lands that Farmee has earned an interest in proportionate to the working interests they hold in such Farmout Lands and Option Lands.”

Exhibit 10.2

SCHEDULE “C”
Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

OPERATING PROCEDURE ELECTIONS

1990 CAPL OPERATING PROCEDURE

Clause 311 - Insurance: Alternate A __ B  X

Clause 604 - Marketing Fee: Alternate A  X_ B ___
(if 'B' is selected add specific options for petroleum, NG, NGL & sulphur)

Clause 903 - Less than All Parties Participate: Alternate A _ X_ B ___

Clause 1007 - Penalty Where Independent Well Results in Production:
1007 (a) (iv) - Development Wells 300%
1007 (a) (iv) - Exploratory Wells  500%

Clause 1010 (a) iv - exception: 180 days

Clause 2202 - Addresses for Notices:

Hanna Oil and Gas Company-Canada, Inc. 1400, 715 -5th Avenue SW Calgary AB T2P 2X6 Attn: Land Dept.	Firefly Resources Ltd. 1400, 715 -5th Avenue SW Calgary AB T2P 2X6 Attn: President
Moraine Resources Ltd. 1411, 715 - 5th Avenue SW Calgary, AB T2P 2X6 Attn: President	Vega Resources Ltd. 5008 Varsity Drive NW Calgary AB T3A 1A5 Attn: Land Dept.

Clause 2401 - Right to Assign/Sell/Dispose: Alternate A _ X_ B ___

Clause 2404 - Recognition upon Assignment: deleted in its entirety and replaced with 1993 CAPL Assignment Procedure

1996 PASC ACCOUNTING PROCEDURE

Clause 105 - Operating Fund:  10%
Clause 110 - Approvals: 2 or more parties totalling 75%

Clause 112 - Expenditure Limitations: (a) excess of $25,000 (c) excess of $25,000

Clause 202(b) Employee Benefits: (b) exceed 22%

Clause 213 - Camp & Housing: shall not

Clause 216 - Warehouse Handling: 5%

Clause 302 - Overhead Rates:
(a) For each Exploration Project:
(1)  5 % of the first $ 50,000; plus
(2)  3 % of the next $100,000; plus
(3)  1 % of cost exceeding the sum of (1) and (2)
(b) For each Drilling Well:
(1)  3 % of the first $ 50,000; plus
(2)  2 % of the next $100,000; plus
(3)  1 % of cost exceeding the sum of (1) and (2)
(c) For each Initial Construction Project:
(1)  5 % of the first $ 50,000; plus
(2)  3 % of the next $100,000; plus
(3)  1 % of cost exceeding the sum of (1) and (2)

(d) For each Subsequent Construction Project:
(1) 5% of the first $50,000; plus
(2) 3% of the next $100,000; plus
(3) 1% of the cost exceeding the sum of (1) and (2)
(e) For Operation and Maintenance:
(1)  - _% of the cost; and
(2) $250.00/producing well/month;
(3) $____Flat rate per month.
Rates for e(2) and e(3) will not be adjusted each July

Clause 406 - Dispositions: $25,000

                                                                                                             Exhibit 10.2

SCHEDULE “D”
Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

WELL DATA REQUIREMENT SHEET

WELL NAME: __________________ LOCATION ________________________

1.	INFORMATION REQUIRED PRIOR TO DRILLING: PLEASE MAIL THE NOTICES TO:

Hanna Oil and Gas Company-Canada, Inc. 1400, 715 - 5th Avenue SW Calgary, AB T2P 2X6 Attention: Chuck Gusa, Manager	Moraine Resources Ltd. 1411, 715 - 5th Avenue S.W. Calgary, AB T2P 2X6 Attention: William (Bill) Turnbull, President
Firefly Resources Ltd. 1400, 715 - 5th Avenue SW Calgary, AB T2P 2X6 Attention: Kenneth Havard, President

# of Copies to each Company Required
Survey Plan	1
Application for Well Licence	1
Well Licence	1
Drilling Program and Geological Prognosis	1

2.    DAILY E-MAIL DAILY REPORTS TO:

Hanna - Chuck Gusa hanna@pngland.com	Moraine - William (Bill) Turnbull williamturnbull@yahoo.com
Firefly - Kenneth Havard firefly@pngland.com

3.    INFORMATION REQUIRED DURING & AFTER DRILLING: PLEASE MAIL TO THE ABOVE ADDRESSES

# of copies required to each Company
Daily Written Reports	1
Logs: Field Prints	1
Final Digits	1
Core and Sample Descriptions	1
Drill Stem Test Reports	1
Core Analyses: Preliminary	1
Final	1
Oil, Water and Gas Analyses	1
Abandonment Report (AEUB Forms)	1
Well Status Reports(AEUB Forms)	1
Pressure Surveys, Completion Reports	1
Production Reports	1

Access to Well Site Operations    Yes      X No

4.    FORMATION SAMPLES: ACCESS TO OPERATOR'S CUTTINGS

5.    NOTICES REQUIRED:
    24 hours notice of intention to spud
    Immediate notice of oil or gas shows  X Yes  No
    24 hours notice of intention to log, core or test
24	hours notice of completion or abandonment

Please direct all notices to the attention of:
Chuck Gusa, Manager - Hanna Oil and Gas Company-Canada, Inc.
Kenneth Havard, President - Firefly Resources Ltd.
William (Bill) Turnbull, President - Moraine Resources Ltd.

6. ADDITIONAL REQUIREMENTS AND REMARKS

Chuck Gusa Home Phone # (403) 288-9652
Cell # (403) 660-9029
Office # (403) 269-4182
E-Mail: hanna@pngland.com

Kenneth Havard Office # 237-8778
E-Mail: firefly@pngland.com

William (Bill) Turnbull Office # (403) 263-1933
E-Mail: williamturnbull@yahoo.com

                                                                                                                 Exhibit 10.2

SCHEDULE “E”
Attached to and made a part of a Farmout and Option Agreement dated January 21, 2005 between Hanna Oil and Gas Company-Canada, Inc., Firefly Resources Ltd., Moraine Resources Ltd and Vega Resources Ltd.

TRUST AGREEMENT

THIS AGREEMENT made the   day of   , 19

BETWEEN:

, a body corporate,
having an office at the City of Calgary, in the Province of Alberta
(“Trustee”)

-and-

, a body corporate,
having an office at the City of Calgary, in the Province of Alberta
(“Beneficiary”)

Trustee is the lessee under a lease (the “Lease”) granting to lessee certain petroleum or natural gas rights or both which may be found within, upon or under certain lands (the” Lands”). The Lease and Lands are described in Schedule “A” hereto.

Trustee and Beneficiary are parties to an agreement (the “Agreement") described in Schedule “A” hereto whereby Beneficiary is entitled to certain interests in the Lease and Trustee agrees to hold the interest (the “Trust Interest”) of the Beneficiary in the Lease in trust on the terms and conditions set out below.

In consideration of the mutual promises, covenants and conditions and in consideration of the sum of $10.00, receipt of which is hereby acknowledged, the parties agree as follows:

1. The effective date of this Declaration is the date first written above.

2. Trustee hereby acknowledges and agrees that from the date of this agreement and for the balance of the unexpired term of the Lease and subject to the Agreement and this agreement;

(a) it holds the Trust Interest in trust for Beneficiary;

(b) all benefit accruing to the Trust Interest, if and when received by Trustee, shall be held by Trustee, its successors and assigns, for the benefit of Beneficiary; and

(c) it will not transfer, encumber, or in any other way dispose of the Trust Interest except with the written consent of Beneficiary or with the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, PROVIDED HOWEVER, Trustee may dispose of the Trust Interest without Beneficiary’s consent if Trustee disposes of all its beneficial interest in the Lease and the party acquiring such interest agrees, in writing, to hold the Trust Interest in trust for Beneficiary and be bound by the terms of this Agreement in respect thereto.

3. Trustee does not purport to hold in trust and does not warrant to Beneficiary any better title to the Trust Interest than it has now or is entitled to receive.

4. Where applicable, Trustee shall use its reasonable efforts, notwithstanding any restrictions on assignment contained in the Lease, to have the operator under the applicable operating agreement recognize and deal directly with Beneficiary.

5. (a) Beneficiary shall forthwith upon being invoiced by Trustee reimburse Trustee for the annual rental payments under the Lease, provided that all invoices delivered by Trustee to Beneficiary are in respect of annual rental payments that are payable or have been paid by Trustee.

(b) Trustee shall use its reasonable efforts to keep Beneficiary apprised of all notices, operations and other matters insofar as they relate to the Trust Interest.

6.
When requested to do so by Beneficiary Trustee shall, subject to all applicable laws and all applicable agreements, assign the Trust Interest to an assignee specified by Beneficiary or execute a further trust agreement(s) in favor of such assignee as Beneficiary may designate in writing.

7.
(a) Trustee shall not be liable to Beneficiary for any loss or damage arising from any act or omission of Trustee so long as Trustee acts in good faith and performs its obligations diligently and in a timely manner in maintaining the Trust Interest, including, but not limited to, making all payments required to maintain the Lease in good standing and registering or transferring caveats necessary to protect Trustee’s and Beneficiary’s interest in the Lease.

(b) Beneficiary hereby agrees to indemnify Trustee against all actions, claims, suits, costs, demands, losses, damages and expenses of any nature that may be brought against or suffered by Trustee or which Trustee may sustain, pay or incur by reason of any matter or thing whether directly or indirectly arising out of or in any way attributable to Trustee holding the Trust Interest in trust pursuant to this agreement except where caused by Trustee’s gross negligence or wilful misconduct.

8. Each party shall without further consideration do all such further acts and execute and deliver all such further documents reasonably required to fully perform the terms of this agreement.

9. This agreement shall enure to the benefit of and is binding upon the parties hereto and their respective successors and assigns.

10. If a term of this agreement conflicts with a term of the Agreement the term of the Agreement shall prevail and this agreement shall be deemed to be amended accordingly.

IN WITNESS of the foregoing the parties have executed and delivered this agreement as of the date first written above.

TRUSTEE:

_______________________________________

Per:____________________________________

_______________________________________
Print Name/Title:

BENEFICIARY:

________________________________________

Per:_____________________________________

________________________________________
Print Name/Title:

EXECUTION PAGE TO TRUST AGREEMENT DATED THE ___ DAY OF ______ 19__ , BETWEEN

_______________________________________ AND ___________________________________.

h:\dept207\landagrmt\ABMA-215

                                                                                                     Exhibit 10.2

This is Schedule “A” attached to and forming part of the Trust Agreement between____________________ and  dated , 19 .

the Lease:

the “Agreement”

the Lands:

the Trust Interest: